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                     U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: March 25, 2002

                         ACCIDENT PREVENTION PLUS, INC.
         ---------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)

            NEVADA                                                11-3461611
            ------                                                ----------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation of organization)                               Identification No.)

                            9091 North Military Trail
                                   Suites 8-10
                        Palm Beach Gardens, Florida 33410
                            -------------------------
                    (Address of Principal Executive Offices)

                                 (561) 721-2220
                                 --------------
                           (Issuer's telephone number)



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ITEMS 2 THROUGH 6 AND 8 NOT APPLICABLE.

ITEM 1. CHANGE IN CONTROL OF REGISTRANT.

ISSUANCES OF SHARES

         (a) Accident Prevention Plus, Inc., a Nevada corporation (the "Company") and Bristol Consulting Ltd. ("Bristol") entered into a consulting agreement dated July 30, 1998, as amended (the "Consulting Agreement") for a period of five years pursuant to which (i) Bristol agreed to assist in the development of an international market for the Company's products and related product lines; (ii) Bristol agreed to provide advise to the Company regarding corporate structure, capital acquisition, contracts, equity partners and mergers and acquisitions pertaining to the Middle East and Far East; (iii) the Company agreed to pay Bristol a monthly fee of $5,000.00 for the first three months of the Consulting Agreement and thereafter a monthly fee of $10,000.00 for the duration of the Consulting Agreement; and (iv) Bristol would have the right to convert any debt due and owing Bristol under the Consulting Agreement into shares of the Company's restricted common stock at the rate of $0.132 per share. In accordance with the terms of the Consulting Agreement, Bristol has the right to convert any debt due and owing Bristol into shares of the Company's restricted common stock at the rate of $0.132 per share.

         During the prior fiscal years, the Company also issued a series of promissory notes to Bristol (the "Promissory Notes") pursuant to which Bristol loaned the Company certain sums of money.

         As of August 6, 2001 and August 27, 2001, the Company and Bristol entered into an agreement buyout and forgiveness of debt (the "Forgiveness of Debt Agreement") evidencing an aggregate of $874,778.78 due and owing Bristol as follows: (i) notes payable of $38,500.00; (ii) notes payable short term of $156,000.00; (iii) accounts payable prior to year 2000 of $71,650.00; (iv) accrued consulting fees year 2000 of $160,000.00; (v) accrued interest-long & short term of $14,483.72; (vi) accrued travel & business expenses of $52,145.00;
(vii) accounts accrued payable of $102,000.06; and (viii) balance owed against Consulting Agreement of $280,000.00.

         As of August 27, 2001, the Company and Bristol entered into a settlement agreement (the "Settlement Agreement") pursuant to which (i) ratified and confirmed that Bristol has the right to convert the $280,000.00 due and owing Bristol under the Consulting Agreement into shares of restricted common stock of the Company at the rate of $0.132 per share; (ii) provided Bristol and its assignees with the right to convert the remaining debt of $594,778.78 due and owing Bristol into shares of restricted common stock of the Company at the rate of $0.132 per share; and (iii) provided that the debt of $874,778.78 be satisfied by the issuance to Bristol or its assignees of an aggregate of 6,627,112 shares of the Company's restricted common stock at the rate of $0.132 per share (which would not be subject to adjustments pursuant to any reverse stock split, recapitalization, combination of shares, exchange of shares or other like change in the capital structure of the Company).



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         On November 14, 2001, the Board of Directors held a meeting at which it
(i) ratified the Settlement Agreement and approved the issuance of an aggregate of 6,627,112 shares of restricted common stock to Bristol and its assignees to satisfy the debt of $874,778.78; (ii) acknowledged that Bristol had entered into certain assignment agreements dated July 30, 1998, respectively, with Sampson Global Ltd., World Asset Management Ltd. and Atlantic Financial Enterprises Ltd. (the "Entities), in which Bristol proportionately assigned to the Entities certain of its rights to the debt and to its right to convert the debt into shares of common stock; (iii) acknowledged receipt of conversion notices from the Entities, respectively; and (iv) authorized the issuance of an aggregate of 1,098,485 shares of its restricted common stock to the Entities to settle a portion of the debt due and owing to Bristol under the Consulting Agreement in the amount of $145,000.00.

         As of December 13, 2001, the Company and Bristol entered into an amendment to the Forgiveness of Debt Agreement evidencing an aggregate of $890,916.44 due and owing Bristol as follows: (i) accounts payable of $71,650.00; (ii) notes payable of $223,403.89; (iii) accrued interest of $10,862.55; (iv) accrued consulting fees payable of $345,000.00; and (v) balance owed against Consulting Agreement of $240,000.00.

         As of December 13, 2001, the Company and Bristol entered into an amendment to the Settlement Agreement pursuant to which (i) ratified and confirmed that Bristol has the right to convert the $240,000.00 due and owing Bristol under the Consulting Agreement into shares of restricted common stock of the Company at the rate of $0.132 per share; (ii) provided Bristol and its assignees with the right to convert the remaining debt of $650,916.44 due and owing Bristol into shares of restricted common stock of the Company at the rate of $0.132 per share; and (iii) provided that the debt of $890,916.44 be satisfied by the issuance to Bristol or its assignees of an aggregate of 6,749,367 shares of the Company's restricted common stock at the rate of $0.132 per share (which would not be subject to adjustments pursuant to any reverse stock split, recapitalization, combination of shares, exchange of shares or other like change in the capital structure of the Company).

         On January 16, 2002, the Board of Directors held a meeting at which it
(i) ratified the amendment to the Settlement Agreement and approved the issuance of 6,749,367 shares of common stock to Bristol or its assignees to satisfy the debt of $890,916.44; (ii) acknowledged that Bristol had entered into assignment agreements dated July 30, 1998, respectively, with Sampson Global Ltd., World Asset Management Ltd. and Atlantic Financial Enterprises Ltd., in which Bristol proportionately assigned to the Entities certain of its rights to the Debt and to its right to convert the Debt into shares of restricted common stock; (iii) acknowledged receipt of a conversion notice from Sampson Global Ltd.; (iv) authorized the issuance of 454,545 shares of its restricted common stock to Sampson Global Ltd. to settle a portion of the debt due and owing Bristol under the Consulting Agreement; and (v) authorized the issuance of an aggregate of 5,196,337 shares of its restricted common stock to Bristol to settle the remaining debt due and owing to Bristol in the amount of $745,916.44.

         As a result, on November 30, 2001, January 11, 2002 and January 24, 2002, respectively, the Company issued an aggregate of 6,749,367 shares of its restricted common stock to Bristol and its assignees as follows:

Entity                 Date         Amount of Debt             Number of Shares
------                 ----         --------------             ----------------

Sampson Global Ltd.   11/30/01       $64,400.00                   487,878
Atlantic Financial    11/30/01        35,600.00                   269,697
  Enterprises Ltd.
World Asset
  Management Ltd.     11/30/01        45,000.00                   340,910
Sampson Global Ltd.   01/11/02        60,000.00                   454,545
Bristol Consulting
 Ltd.                 01/24/02       685,916.44                 5,196,337

Total                               $890,916.44                 6,749,367



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REVERSE STOCK SPLIT

         (b) On November 5, 2001, the Company filed an Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended. The Information Statement was mailed to all shareholders of record of the Company in connection with the proposed taking of corporate action pursuant to the written consent of shareholders to be effective November 26, 2001. The written consent of shareholders signed by ten (10) or less shareholders holding a majority of the outstanding shares of common stock approved and authorized the board of directors of the Company to effectuate a reverse stock split of one-for-ten effective November 26, 2001. On November 26, 2001, the National Association of Securities Dealers, Inc. effectuated the reverse stock split. As of November 26, 2001, the number of issued and outstanding shares of Common Stock was reduced from 19,369,007 to 1,936,901 shares of Common Stock issued and outstanding.

CHANGE IN CONTROL

         As a result of the issuance by the Company of an aggregate 6,749,367 shares of common stock pursuant to the debt settlement and as a result of the reverse stock split, there was a change in control of the Company. The following table sets forth (i) the name and address of each person who is known by the Company to own beneficially more than 5% of the Company's outstanding common stock, (ii) each of the Company's executive officers, directors and key employees; and (iii) all executive officers and directors as a group. Each person or entity has sole voting and sole investment power with respect to the shares of common stock shown.

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Title of Class             Name and Address of                Amount and Percent
  of Stock                  Beneficial Owner                  of Class of Stock
--------------------------------------------------------------------------------

                                                                  (1)(2)(3)
Common Stock               Richard J. Goodhart              503,664       5.75%
                           9091 North Military Trail
                           Suites 8-10
                           Palm Beach Gardens, FL 33410

                                                            (1)
Common Stock               Bristol Consulting Ltd.        5,196,337      59.70%
                           7101 Shore Road
                           Suite 3J
                           Brooklyn, New York 11209

                                                            (1)(4)
Common Stock               Sampson Global Ltd.              454,545       5.22%
                           c/o AMS Trust Luxembourg S.A.
                           381 route de Thionville
                           L-5887 Hesperang
                           Luxembourg

                                                             (1)(2)
Common Stock               All officers and directors       316,752       3.60%
                           as a group
--------------------------------------------------------------------------------
   (1)
      These are restricted shares of Common Stock.

   (2)
         Includes the assumption by each officer of the exercise of options pursuant to the terms of the Non-Qualified Stock Option Plan to acquire 50,000 shares of restricted common stock at $1.45 per share, or an aggregate of 100,000 shares (as adjusted in accordance with the reverse stock split). As of the date of this Report, no options have been exercised by any officer or director.

   (3)
         In the event the Company should default on a promissory note with the Bank of Smithtown, pursuant to the terms of a settlement agreement, the Bank of Smithtown may foreclose on certain of the shares held of record by Richard Goodhart (which have been pledged to secure the Company's obligations to the Bank of Smithtown), and may sell such shares to a third party.

  (4)
         Of the aggregate 942,423 shares of restricted common stock issued to Sampson Global Ltd. pursuant to receipt of its conversion notice, 487,878 of those shares of common stock were subsequently deemed "free trading" and transferred by Sampson Global Ltd. to its shareholders in accordance with the provisions of Rule 144 under the Securities Act of 1934, as amended. Therefore, as of the date of this Report, Sampson Global Ltd. holds of record 545,545 shares of restricted common stock.



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

               Not applicable.

(b)      Pro Forma Financial Information.

               Not applicable.

(c)      Exhibits.

         10.21 Letter from the Board of Directors of Accident Prevention Plus, Inc. dated January 4, 2002.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 25, 2002                    Accident Prevention Plus, Inc.

                                        By  /s/ Steven H. Wahrman
                                            ------------------------------------
                                            Steven H. Wahrman, Executive Vice
                                                 President